EX-99.q.ii

Certificate of the Secretary of

Dimensional Funds Trust

The undersigned, Ryan P. Buechner, hereby certifies that the following resolution is the true and correct resolution adopted by the Board of Trustees of Dimensional Funds Trust (the “Dimensional Trust”) on March 31, 2026, appointing and authorizing certain designated officers of the Dimensional Trust to act as attorney-in-fact and agent, in all capacities, to execute on their behalves and to file any of the documents referred to below, relating to the Dimensional Trust’s registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Dimensional Trust as an investment company and the sale of shares by the Dimensional Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings, and that such resolution remains in effect on the date hereof:

RESOLVED, that the revised Powers of Attorney, dated March 31, 2026, substantially in the forms presented at this Meeting, appointing Catherine L. Newell, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn S. Lee, Jan Miller, and Ryan P. Buechner as attorneys-in-fact for the purpose of filing documents with the SEC for the Dimensional Funds and Dimensional Trust, by execution of such documents on behalf of each Trustee and certain designated officers of the Dimensional Funds and Dimensional Trust, are hereby approved, and the attorneys-in-fact listed in such Powers of Attorney are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney, and the execution of such Powers of Attorney by each Trustee and designated officer is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of June 30, 2026.

DIMENSIONAL FUNDS TRUST

By: /s/ Ryan P. Buechner
Name: Ryan P. Buechner
Title: Assistant Secretary